                                                       Exhibit 10.23

                            FORM OF PROMISSORY NOTE

$800,000.00                                            Dated as of June _, 1998
                                                       Scottsdale, Arizona

          NERC LIMITED PARTNERSHIP 11, a Delaware limited partnership ("Debtor"), for value received, hereby promises to pay to FFCA ACQUISITION CORPORATION, a Delaware corporation ("FFCA"), whose address is 17207 North Perimeter Drive, Scottsdale, Arizona 85255, or order, on or before July 1, 2012, as herein provided, the principal sum of EIGHT HUNDRED THOUSAND AND 00/100 DOLLARS ($800,000.00), and interest on the unpaid principal amount of this Note from the date hereof to maturity at the rate of 8.94% per annum (the "Base Interest Rate") on the basis of a 360-day year of twelve 30-day months, such principal and interest to be paid in immediately available funds and in lawful money of the United States.

          Initially capitalized terms which are not otherwise defined in this Note shall have the meanings set forth in that certain Loan Agreement dated as of the date of this Note between Debtor and FFCA (the "Loan Agreement").

          Interest on the principal amount of this Note for the period commencing with the date set forth above through the last day in the month in which this Note is dated shall be due and payable upon execution of this Note. Thereafter, principal and interest shall be payable in consecutive monthly installments of EIGHT THOUSAND THREE HUNDRED SIXTY-THREE AND 47/100 DOLLARS ($8,363.47) commencing on August 1, 1998, and continuing on the first day of each month thereafter until maturity of this Note on July 1, 2012 at which time, the outstanding principal and unpaid accrued interest shall be due and payable.

          Prior to the fifth anniversary of this Note, except as expressly permitted below, Debtor may not prepay this Note. From and after the fifth anniversary of this Note, Debtor may prepay this Note in full, but not in part, including all accrued but unpaid interest hereunder and all sums advanced by FFCA pursuant to the Loan Documents, provided that (i) no default is continuing under this Note and no "Event of Default" is continuing under any of the other Loan Documents, (ii) any such prepayment shall only be made on a regularly scheduled payment date upon not less than 30 days prior written notice from Debtor to FFCA, and (iii) any such prepayment shall be made together with payment of a prepayment premium equal to:

               (a) 5% of the amount prepaid if the prepayment is made on or following the fifth anniversary of this Note but prior to the sixth anniversary of this Note;

               (b) 4% of the amount prepaid if the prepayment is made on or following the sixth anniversary of this Note but prior to the seventh anniversary of this Note;

               (c) 3% of the amount prepaid if the prepayment is made on or following the seventh anniversary of this Note but prior to the eighth anniversary of this Note;

               (d) 2% of the amount prepaid if the prepayment is made on or following the eighth anniversary of this Note but prior to the ninth anniversary of this Note; and

               (e) 1% of the amount prepaid if the prepayment is made on or following the ninth anniversary of this Note but prior to the tenth anniversary of this Note.

If this Note is prepaid on or following the tenth anniversary of this Note there shall be no prepayment premium.

          The foregoing prepayment premium shall be due and payable if this Note is prepaid prior to the tenth anniversary of this Note regardless of whether such prepayment is the result of a voluntary prepayment by Debtor or as a result of FFCA declaring the unpaid principal balance of this Note, accrued interest and all other sums due under this Note, the Mortgage encumbering the Premises corresponding to this Note, the other Loan Documents and any other document further securing this Note, due and payable as contemplated below (the "Acceleration'-'); provided, however, the prohibition on prepayment and such prepayment premium shall not be applicable with respect to a prepayment of this Note as a result of the application of condemnation or casualty proceeds as contemplated by the Mortgage encumbering the Premises corresponding to this Note or as contemplated by the Loan Agreement as a result of a breach of the Fixed Charge Coverage Ratio. If this Note is prepaid as a result of an Acceleration prior to the fifth anniversary of this Note, except as expressly contemplated in the preceding sentence and in the following paragraph, a prepayment premium of 5% of the principal amount prepaid shall be due and payable to FFCA by Debtor at the time of such prepayment.

          Notwithstanding the foregoing, if, prior to the fifth anniversary of the date of this Note, Debtor and NE Restaurant Company, Inc., a Delaware corporation ("Company"), complete the sale or transfer of all or substantially all of their assets to an independent third party or complete the sale or transfer of all of the partnership interests of Debtor and the stock of Company to an independent third party, Debtor may prepay this Note in full, but not in part, including all accrued but unpaid interest hereunder and all sums advanced by FFCA pursuant to the Loan Documents, provided that (i) no default is continuing under this Note and no "Event of Default" is continuing under any of the other Loan Documents, (ii) any such prepayment shall only be made on a regularly scheduled payment date upon not less than 30 days prior written notice from Debtor to FFCA, and (iii) any such prepayment shall be made together with payment of a prepayment premium equal to the Yield Maintenance Amount. "Yield Maintenance Amount" means the difference between (a) the present value computed at the Reinvestment Rate (as defined below) of the stream of monthly principal and interest payments calculated at the Base Interest Rate from the date of prepayment through the scheduled maturity date and (b) the unpaid principal amount of this Note; provided, however, if such difference is a negative number, the Yield Maintenance Amount shall be zero. "Reinvestment Rate" means an interest rate equal to 100 basis points above the current yield of United States Treasury Bonds, Notes and Bills having a weighted average life to maturity closest to the regularly scheduled maturity date of this Note.

          Upon execution of this Note, Debtor shall establish arrangements whereby all payments of principal and interest hereunder are transferred by wire or other means directly from Debtor's bank account to such account as FFCA may designate or as FFCA may otherwise designate. Each payment of principal and interest hereunder shall be applied first toward any past due payments under this Note (including payment of all Costs (as herein defined)), then to accrued interest, and the balance, after the payment of such accrued interest, if any, shall be applied to the unpaid principal balance of this Note; provided, however, each payment hereunder while a default under this Note has occurred and is continuing shall be applied towards any of Debtor's obligations under the Loan Documents or with respect to the Premises in such priority and amounts as FFCA in its sole discretion may determine.

          This Note is secured by the Mortgages. If any principal, interest or other monetary sum due under this Note is not paid within five days after the date when due and FFCA shall have given Debtor notice thereof and a period of five days from the delivery of such notice shall have elapsed without such past-due sum being paid, or upon the occurrence of an "Event of Default" under any of the Loan Documents, then, in any of such events, time being of the essence hereof, FFCA may declare the entire unpaid principal balance of this Note, accrued interest, if any, and all other sums due under this Note, the Mortgages, the other Loan Documents AND any other document further securing this Note, due and payable at once without written notice to Debtor.

          All past-due principal and/or interest shall bear interest from the due date to the date of actual payment at the lesser of the highest rate for which the undersigned may legally contract, or the rate of 18% per annum. (the "Default Rate"), and such Default Rate shall continue to apply following a judgment in favor of FFCA under this Note. If Debtor fails to make any payment or installment due under this Note within five days of its due date, Debtor shall pay to FFCA in addition to any other sum due FFCA under this Note or any other Loan Document a late charge equal to 5% of such past-due payment or installment.

          All payments of principal and interest due hereunder shall be made (i) without deduction of any present and future taxes, levies, imposts, deductions, charges or withholdings, which amounts shall be paid by Debtor, and (ii) without any other right of abatement, reduction, setoff, defense, counterclaim, interruption, deferment or recoupment for any reason whatsoever. Debtor will pay the amounts necessary such that the gross amount of the principal and interest received by FFCA is not less than that required by this Note.

          No delay or omission on the part of FFCA in exercising any remedy, right or option under this Note shall operate as a waiver of such remedy, right or option. In any event, a waiver on any one occasion shall not be construed as a waiver or bar to any such remedy, right or option on a future occasion.

          Debtor hereby waives presentment, demand for payment, notice of dishonor, notice of protest, and protest, and all other notices or demands in connection with delivery, acceptance, performance, default or endorsement of this Note.

          All notices, consents, approvals or other instruments required or permitted to be given by either party pursuant to this Note shall be in writing and given by (i) hand delivery, (ii) facsimile, (iii) express overnight delivery service or (iv) certified or registered mail, return receipt requested, and shall be deemed to have been delivered upon (a) receipt, if hand delivered, (b) transmission, if delivered by facsimile, (c) the next business day, if delivered by express overnight delivery service, or (d) the third business day following the day of deposit of such notice with the United States Postal Service, if sent by certified or registered mail, return receipt requested. Notices shall be provided to the parties and addresses (or facsimile numbers, as applicable) specified below:

     If to Debtor:              80-A Turnpike Road
                                Westboro, MA 0 15 81
                                Attention: Mr. Paul Hoagland
                                Telephone: (508) 870-9200
                                Telecopy: (508) 870-9201

     with a copy to:            Brown, Rudnick, Freed and Gesmer
                                One Financial Center
                                Boston, MA 02111
                                Attention: Carl E. Axelrod, Esq.

                                Telephone: (617) 856-8200
                                Telecopy: (617) 856-8201

     If to FFCA:                Dennis L. Ruben, Esq.
                                Executive Vice President and General Counsel
                                FFCA Acquisition Corporation
                                17207 North Perimeter Drive
                                Scottsdale, AZ 85255
                                Telephone: (602) 585-4500
                                 Telecopy:(602) 585-2226

or to such other address or such other person as either party may from time to time hereafter specify to the other party in a notice delivered in the manner provided above.

          Should any indebtedness represented by this Note be collected at law or in equity, or in bankruptcy or other proceedings, or should this Note be placed in the hands of attorneys for collection after default, Debtor shall pay, in addition to the principal and interest due and payable hereon, all costs of collecting or attempting to collect this Note (the "Costs"), including reasonable attorneys' fees and expenses of FFCA (including those fees and expenses incurred in connection with any appeal and those expenses (but not fees) of FFCA's in-house counsel) whether or not a judicial action is commenced by FFCA.

          This Note may not be amended or modified except by a written agreement duly executed by Debtor and FFCA. In case any one or more of the provisions contained in this Note shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, and this Note shall be construed as if such provision had never been contained herein or therein.

          Notwithstanding anything to the contrary contained in any of the Loan Documents, the obligations of Debtor to FFCA under this Note and any other Loan Documents are subject to the limitation that payments of interest and late charges to FFCA shall not be required to the extent that receipt of any such payment by FFCA would be contrary to provisions of applicable law limiting the maximum rate of interest that may be charged or collected by FFCA. The portion of any such payment received by FFCA that is in excess of the maximum interest permitted by such provisions of law shall be credited to the principal balance of this Note or if such excess portion exceeds the outstanding principal balance of this Note, then such excess portion shall be refunded to Debtor. All interest paid or agreed to be paid to FFCA shall, to the extent permitted by applicable law, be amortized, prorated, allocated and/or spread throughout the full term of this Note (including, without limitation, the period of any renewal or extension thereof) so that interest for such full term shall not exceed the maximum amount permitted by applicable law.

          It is the intent of the parties hereto that the business relationship created by this Note and the other Loan Documents is solely that of creditor and debtor and has been entered into by both parties in reliance upon the economic and legal bargains contained in the Loan Documents. None of the agreements contained in the Loan Documents is intended, nor shall the same be deemed or construed, to create a partnership between FFCA and Debtor, to MAKE them joint venturers, to make Debtor an agent, legal representative, partner, subsidiary or employee of FFCA, nor to make FFCA in any way responsible for the debts, obligations or losses of Debtor. Debtor acknowledges that FFCA (or any affiliate of FFCA) and Franchisor are not affiliates, agents, partners or joint venturers, nor do they have any other legal, representative or fiduciary relationship other than debtor/creditor and/or landlord/tenant relationships unrelated to the transactions contemplated by the Loan Documents.

          FFCA, by accepting this Note, and Debtor acknowledge and warrant to each other that each has been represented by independent counsel and Debtor has executed this Note after being fully advised by said counsel as to its effect and significance. This Note shall be interpreted and construed in a fair and impartial manner without regard to such factors as the party which prepared the instrument, the relative bargaining powers of the parties or the domicile of any party.

          Debtor acknowledges that this Note was substantially negotiated in the State of Arizona, the executed Note was delivered in the State of Arizona, all payments under this Note will be delivered in the State of Arizona and there are substantial contacts between the parties and the transactions contemplated herein and the State of Arizona. For purposes of any action or proceeding arising out of this Note, the parties hereto expressly submit to the jurisdiction of all federal and state courts located in the State of Arizona. Debtor consents that it may be served with any process or paper by registered mail or by personal service within or without the State of Arizona in accordance with applicable law. Furthermore, Debtor waives and agrees not to assert in any such action, suit or proceeding that it is not personally subject to the jurisdiction of such courts, that the action, suit or proceeding is brought in an inconvenient forum or that venue of the action, suit or proceeding is improper. It is the intent of Debtor and FFCA that all provisions of this Note shall be governed by and construed UNDER the laws of the State of Arizona. Nothing contained in this paragraph shall limit or restrict the right of FFCA to commence any proceeding in the federal or state courts located in the state in which the Premises corresponding to this Note is located to the extent FFCA deems such proceeding necessary or advisable to exercise remedies available under the Loan Documents.

          FFCA, BY ACCEPTING THIS NOTE, AND DEBTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR ITS SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS NOTE, THE RELATIONSHIP OF FFCA AND DEBTOR, DEBTOR'S USE OR OCCUPANCY OF THE PREMISES CORRESPONDING TO THIS NOTE, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY. THIS WAIVER BY THE PARTIES HERETO OF ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY HAS BEEN NEGOTIATED AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN. FURTHERMORE, DEBTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES FROM FFCA WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY DEBTOR AGAINST FFCA OR ITS SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS NOTE OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO. THE WAIVER BY DEBTOR OF ANY RIGHT IT MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES HAS BEEN NEGOTIATED BY THE PARTIES HERETO AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN.

          This obligation shall bind Debtor and its successors and assigns, and the benefits hereof shall inure to FFCA and its successors and assigns. FFCA may assign its rights under this Note as set forth in the Loan Agreement.

          IN WITNESS WHEREOF, Debtor has executed and delivered this Note effective as of the date first set forth above.

                                        DEBTOR:

                                        NERC LIMITED PARTNERSHIP II,
                                        a Delaware limited partnership

                                        By  NERC SPE 11 Inc.,
                                            a Delaware corporation,
                                            its general partner

                                        By  __________________________
                                            Paul V. Hoagland
                                            Vice President Finance and
                                            Assistant Treasurer